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                                                                  EXHIBIT 10.48

                                                        DISCUSSION DRAFT 4-5-99

          TECHNICAL, MANAGEMENT AND ADMINISTRATIVE SERVICES AGREEMENT


         THIS TECHNICAL, MANAGEMENT AND ADMINISTRATIVE SERVICES AGREEMENT (the "Agreement") is made and effective as of ______________, 1999 between WILLIAMS INTERNATIONAL COMPANY, a corporation organized under the laws of Delaware ("WIC") and _______________, a corporation organized under the laws of
________________ ("    ").

         WHEREAS, WIC or an affiliate of WIC was the owner of interests in the projects and project agreements described in Exhibit "A" attached hereto and made a part hereof ("Projects"); and

         WHEREAS, at the direction of Boards of Directors or other Managing Boards or Committees having authority, WIC assigned to ______________ Company its rights and obligations in, to and under the Projects and Project Agreements described in Exhibit A by means of a(n) Assignment Agreement ["Assignment Agreement"]; and

         WHEREAS, prior to the execution of the Assignment Agreement, WIC provided certain technical, management, administrative, and other services ("Services") with respect to the Projects as described in the Project Agreements; and

         WHEREAS, _______________ desires that WIC from and after the date hereof continue to provide such Services with respect to the Projects and WIC desires to do so.

         NOW, THEREFORE, in consideration of the promises and respective representations, warranties, covenants, and agreements herein contained, the parties hereby agree as follows:

         1. EXTENT OF SERVICES. _______________ hereby requests, and WIC hereby agrees, that various employees of WIC shall from time to time provide, to and for the benefit of ___________________ the following services: (i) advising and making recommendations to __________________ regarding the design, engineering and management of the Projects, (ii) assistance to and coordination and oversight of consultants, contractors, subcontractors, agents and employees of __________________ and (iii) such other technical, management, administrative and oversight services with respect to the Projects as are required by the Project Agreements and as the parties may from time to time agree.

         2. COMPENSATION. As consideration for the Services, Project Company shall compensate WIC monthly for all costs and expenses incurred by WIC in performing the Services, which compensation shall in no event include a profit margin.



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         3. INVOICING. WIC shall invoice ________________ for all charges hereunder on or before the 15th of each month for Services performed in the preceding month. Payment shall be due within 15 days of receipt of WIC's invoice.

         4. QUALITY. WIC, in performing the Services hereunder, shall use all commercially reasonable efforts to assure that such Services are provided with no less than that degree of quality and care as WIC applies in its own affairs.

         5. CONFIDENTIALITY. WIC undertakes on behalf of itself and its affiliates that it shall keep confidential and shall not, without prior written consent of the party to whom the information relates, disclose to any person other than its respective employees requiring such information for purposes of the performance of this Agreement, any confidential, proprietary or trade secret information obtained in connection with or as a result of the performance of this Agreement. In performing its obligations under this Section 5, WIC shall apply such standards of confidentiality as it applies generally in relation to its own confidential information. WIC shall use all reasonable efforts to ensure that its employees and agents and those of its affiliates observe such confidentiality.

         6. INTELLECTUAL PROPERTY RIGHTS. Unless otherwise specifically described in writing, any intellectual property acquired by ______________ through the Services shall be used by _________________ for purposes of providing ________________ Services. Furthermore, _________________ shall use its best efforts to protect any of WIC's intellectual property provided or licensed to ___________________ pursuant to this Agreement.

         7. RECORDS. WIC shall maintain at its principal offices such records and accounts supporting the costs and expenses incurred in performing the Services as are consistent with recognized business practice, which records and accounts shall be available for inspection by representatives of ______________ and its auditors at all reasonable times upon reasonable notice.

         8. INDEPENDENT CONTRACTOR. WIC is and shall remain an independent contractor in its performance of this Agreement. Neither party to this Agreement, nor any person engaged in any work or services at the request of such party, shall be deemed a partner, employee, or agent of the other party. Neither party to this Agreement shall have any right or authority, and shall not attempt, to enter into any contract, commitment or agreement to incur any debt or liability, of any nature, in the name of the other party.

         9. WIC EMPLOYEES. The Services to be provided hereunder are provided by WIC to, and at the request and for the benefit of, ___________________, and the various employees of WIC engaged from time to time in performing the Services shall under no circumstances be, or be deemed to be, at any time performing such Services as employees of _________________ or under the control or supervision of _________________. WIC shall have full and exclusive liability for the payment of such employees'

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compensation and for the payment of all taxes, termination, retirement, or other benefits, pensions, and other obligations or liabilities of any nature now or hereafter imposed upon employers by the U.S. government in respect of such employees, and WIC shall make such payments and shall make and file all reports and returns and do all other things necessary to comply with the law imposing such taxes, contributions, withholdings or other payments.

         10. FORCE MAJEURE. Except for the payment of money when due, should WIC be unable, in whole or in part, to perform its obligation under this Agreement by reason of force majeure, WIC shall be excused from performance to the extent it is affected by such force majeure. If WIC is affected by force majeure, WIC shall use its best efforts to remedy the impediment to its performance. The term "force majeure" shall mean any cause which is not within the control of WIC or which by the exercise of due diligence, WIC is unable to prevent or overcome.

         11. ARBITRATION. In case a dispute arises from the interpretation or performance of this Agreement, the parties shall use their best efforts in order to resolve such dispute in an amicable manner. If, such efforts are not sufficient, any disputes arising out of or relating to this Agreement shall be resolved exclusively and finally by Arbitration. The Arbitration shall be conducted and heard by three (3) arbitrators in accordance with the Rules of the American Arbitration Association with the laws of the State of Oklahoma applied as the substantive law governing the Agreement. Any decision or award of the arbitral tribunal shall be final and binding upon the parties. Judgment for execution of any award rendered by the arbitral tribunal may be entered by any court of competent jurisdiction. To the extent permitted by applicable Law, any rights to appeal from or to cause a review of any such award by any court or tribunal are hereby waived by the parties.

         12. INDEMNIFICATION. WIC shall indemnify and hold harmless ________________, its parent, subsidiary, and affiliated companies and the directors, officers, shareholders, employees and agents thereof from and against liability, loss and expense, including attorneys' fees and costs, arising from injury or death to persons or damage to property or violations of any laws or regulations related to performance of the Services, except to the extent such loss, injury, death or damage or violations of any laws or regulations related to the performance of the Services is attributable to the gross negligence or acts and omissions of ____________________ in the performance of such Services.

         13. INSURANCE. WIC shall carry, at the expense of _________________, the following insurance:
             (a) Workers' Compensation insurance
             (b) Comprehensive General Liability insurance
             (c) Comprehensive Automobile Liability insurance
             (d) Excess or Umbrella Liability coverage

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         14. TERM AND TERMINATION. This Agreement shall become effective as of the date hereof and shall continue in effect until terminated by the agreement of the parties or by notice in writing by either party to the other party; provided, however should ______________ give notice to terminate within five
(5) years from the date of this Agreement, _______________ shall pay a termination fee equal to five million dollars ($5,000,000) to WIC.

         15. MISCELLANEOUS.

         15.1. NOTICES.

         (a) All notices, requests and other communications under this Agreement shall be in writing and delivered in person, sent by certified or registered mail, postage prepaid, or sent by facsimile or express courier to the respective addresses set forth below or such other address as either party may notify the other party in writing.

         IF TO WIC:

         ADDRESS:

         ATTN:

         FACSIMILE:

         IF TO:

         ADDRESS:

         ATTN:

         FACSIMILE:

         15.2. ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire agreement between the parties with respect to the services contemplated hereby, and supersedes all written or oral negotiations, representations, warranties, commitments, offers and other understandings prior to the date hereof. This Agreement may be amended or varied only by a written instrument executed by the parties hereto.

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         15.3. SEVERABILITY. If any provision hereof shall be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect of any other provision hereof.

         15.4. ASSIGNABILITY. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto; provided, however, that except as otherwise provided herein, neither this Agreement nor any right or obligation hereunder shall be assignable by either party without the prior written consent of the other party.

         15.5. CAPTIONS. The captions of the various Articles and Sections of this Agreement have been inserted only for convenience of reference, and shall not be deemed to modify, explain, enlarge or restrict any provision of this Agreement or affect the construction hereof.

         15.6. REMEDIES CUMULATIVE. Except as otherwise expressly limited herein, the rights, powers and remedies given to any party by this Agreement shall be in addition to all rights, powers and remedies given to that party by any statute or rule of law. Any forbearance or failure or delay in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right power or remedy shall not preclude the further exercise thereof or be deemed to be a waiver of any other right, power or remedy.

          15.7 CONSEQUENTIAL DAMAGES. In no event shall WIC be liable to _______ whether by way of indemnity or in contract or in tort (including negligence) for any indirect, special, or consequential loss or damages or loss of profit, loss of use, loss of production or loss of contract or for any financial or economic loss whatever and howsoever caused.

         15.8. GOVERNING LAW. The validity, interpretation and effect of this Agreement shall be governed exclusively by the laws of Oklahoma, without giving effect to the conflict of law provisions thereof. The parties shall comply with all applicable laws and regulations, including, but not limited to, the Foreign Corrupt Practices Act.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WILLIAMS INTERNATIONAL COMPANY         [                          ]

By:                                    By:
    -------------------------------        --------------------------------

Its:                                   Its:
     ------------------------------         -------------------------------

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